CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida 32301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareholders of Capital City Bank Group, Inc. (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Thursday, April 24, 1997, at 4:00 p.m., for the following purposes:

(1) To elect seven (7) directors of the Company as set forth in the enclosed Proxy Statement;

(2) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1997; and

(3) To transact any and all such other business as may properly come before the meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 4, 1997.

Only shareholders of record at the close of business on Monday, March 3, 1997, will be entitled to receive notice of and to vote at the Meeting.

By Order of the Board of Directors,


/s/ J. Kimbrough Davis
Corporate Secretary

Tallahassee, Florida
April 4, 1997

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A SELF-
ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                        X
Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement                     X
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) on Rule 14a-12

Capital City Bank Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

No fee required.                               X
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no:

(3) Filing Party:

(4) Date Filed:


CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida 32301

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 1997

GENERAL

Purpose of Solicitation

The Annual Meeting of the Shareholders (the "Meeting") of Capital City Bank Group, Inc. (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Thursday, April 24, 1997, at 4:00 p.m., for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Company's Board of Directors, at the expense of the Company, in connection with such Meeting and any adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about April 4, 1997.

Voting and Revocability of Proxies

When the Proxy is properly executed and returned to the Company, it will be voted as directed by the shareholder executing it unless it is revoked prior to the vote of the shareholders at the Meeting. If no directions are given on the Proxy, the shares represented by the Proxy will be voted FOR (i) electing the seven (7) directors listed as a group and as named herein and (ii) ratifying the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1997.

Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date or by written notification to the Corporate Secretary of the Company.
Shareholders who are present at the Meeting may revoke their Proxy and vote in person if they so desire.

Voting Requirements

Under the Bylaws of the Company, a majority of the shares of Common Stock entitled to vote will constitute a quorum at a meeting of shareholders. The presence of a quorum at the Meeting, either in person or by written proxy, and a favorable vote of a plurality of the shares represented and voted at the Meeting shall be required for the election of directors and ratification of the auditors. Abstentions and broker non-votes shall not be counted for purposes of election or ratification. None of the proposals to be considered at the Meeting shall create dissenters' rights under the Florida Business Corporation Act.

Persons Entitled to Vote and Principal Shareholders

Only shareholders of record at the close of business on Monday, March 3, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each share of common stock of the Company, par value $.01 per share (the "Common Stock"), entitles the holder to one vote on any matter coming before the Meeting. As of the Record Date, there were 2,897,953 shares of Common Stock of the Company issued and outstanding which were held of record by approximately 1,005 shareholders.

Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of March 3, 1997, certain information as to the Common Stock beneficially owned by all persons who have filed the reports required of persons owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Common Stock outstanding as of March 3, 1997.

                       PRINCIPAL SHAREHOLDERS

Name and Address             Amount and Nature              Percent of Shares
of Beneficial Owner         of Beneficial Ownership(1)       of Common Stock
                                                               Outstanding
Godfrey Smith
Post Office Box 900
Tallahassee, Florida 32302      550,314(2)                        18.99%

DuBose Ausley
Post Office Box 391
Tallahassee, Florida 32302      218,367(3)                         7.54%

William G. Smith, Jr.
Post Office Box 11248
Tallahassee, Florida 32302      976,205(4)                        33.69%

R. H. Smith
Post Office Box 11248
Tallahassee, Florida 32302      474,602(5)                        16.38%

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of the Common Stock.

(2) Includes 52,000 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership.

(3) Includes (i) 60,892 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 15,000 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power; (iv) 5,000 shares deposited in an Individual Retirement Account; and (v) 1,475 shares owned by Mr. Ausley's wife, to which he disclaims beneficial ownership.

(4) Includes (i) 16,588 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 2,400 shares held in trusts under which Mr. Smith serves as co-trustee and shares voting and investment power;
(iii) 498,314 shares directly owned by Godfrey Smith over which Mr. Smith has voting and investment power pursuant to a power of attorney granted by Godfrey Smith; (iv) 729 shares held in an Individual Retirement Account; (v) 685 shares held in Mr. Smith's wife's Individual Retirement Account to which he disclaims beneficial ownership; (vi) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (vii) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power; and (viii) 5,376 shares owned by Mr. Smith's wife, to which he disclaims beneficial ownership.

(5) Includes (i) 21,248 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power; (iv) 2,400 shares held in trusts under which Mr. Smith serves as co-trustee and shares voting and investment power; and (v) 8,524 shares owned by Mr. Smith's wife, to which he disclaims beneficial ownership.


PROPOSAL ONE
ELECTION OF DIRECTORS

The Company's Board of Directors is currently composed of seven members elected to serve until the 1997 Annual Meeting of Shareholders. Pursuant to the Company's Amended and Restated Articles of Incorporation, commencing with the 1997 Annual Meeting the Board of Directors shall be divided into three classes which shall be as nearly equal in number as possible with one class of directors to be elected at each Annual Meeting of Shareholders subsequent to the 1997 Annual Meeting of Shareholders. The Company's Amended and Restated Articles of Incorporation provide that, subsequent to the 1997 Annual Meeting, directors are to be elected for terms of three years and until their successors are elected and qualified.

At the meeting, seven (7) persons will be elected as directors. In order to classify the Board of Directors in accordance with the Amended and Restated Articles of Incorporation, three of the directors will be elected at the Meeting to serve for terms to expire at the 2000 Annual Meeting of Shareholders and until their respective successors have been elected and qualified, two of the directors will be elected for terms to expire at the 1999 Annual Meeting of Shareholders and until their respective successors have been elected and qualified, and two of the directors will be elected for terms to expire at the 1998 Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Company's Bylaws and reduce the size of the Board to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

Information Concerning Nominees

The following table sets forth the name of each nominee for election as a director of the Company, his age, the year in which he was first elected a director of the Company, the number of shares of Common Stock beneficially owned as of March 3, 1997, a brief description of the nominee's principal occupation and business experience during the last five years, directorships of certain other companies presently held, and certain other information. All nominees were elected as directors by the shareholders of the Company at the last Annual Meeting of Shareholders. The nominees listed below have indicated they are willing and able to serve as directors if elected.

                                                                                        Shares of        Percent of
                        Age as                                                 Common Stock      Shares of
                        of the     Positions with the Company                  Beneficially        Common
                        Record      and Business Experience                    Owned As of          Stock
Name                     Date      During the Last Five Years                 Record Date(1)     Outstanding

BOARD NOMINEES FOR TERMS TO EXPIRE AT 1998 ANNUAL MEETING
Cader B. Cox, III         47   A director since October 1994, he is President of    2,197            **
                               Riverview Plantation, Inc.

William G. Smith, Jr.*(2) 43   A director since 1982, he was elected President    976,205(3)       33.69%
                               Chief Executive Officer of the Company and
                               Chairman of Capital City Bank in January 1995.
                               Mr. Smith served as Executive Vice President and
                               Chief Operating Officer of the Company from 1987
                               to 1995 and President and Chief Executive
                               Officer of Capital City First National Bank of
                               Tallahassee from 1989 to 1995.
BOARD NOMINEES FOR TERMS TO EXPIRE AT 1999 ANNUAL MEETING
Godfrey Smith*(2)         82   A director since 1982, he was elected Vice         550,314(4)       18.99%
                               Chairman of the Company and Capital City
                               Bank in January 1995. Mr. Smith served as
                               President of the Company from 1982 to 1995.

Thomas A. Barron*         44   A director since 1982, he is Treasurer of the       84,072(5)        2.90%
                               Company  and was elected President of Capital
                               City Bank in January 1995.  He served as President
                               of Capital City Second National Bank from 1979
                               to 1995 and President of Industrial National Bank
                               from 1982 to 1995.
BOARD NOMINEES FOR TERMS TO EXPIRE AT 2000 ANNUAL MEETING
John K. Humphress         48   A director since October 1994, he is a partner in   37,510(6)        1.30%
                               Krause Humphress Pace & Wadsworth,
                               Chartered CPA's.

Payne H. Midyette, Jr.    69   A director since 1983, he is Chairman of the        90,144(7)        3.11%
                               Executive Committee of Midyette-Moor, a
                               division of Palmer & Cay/Carswell, Inc.
                               From 1985 to 1992 he was Chairman of
                               Alexander & Alexander, Inc., (Florida
                               Corporation) d/b/a Midyette-Moor Insurance
                               Agency.

DuBose Ausley*            59   A director since 1982, he is Chairman of the       218,367(8)        7.54%
                               Board of the Company. Mr. Ausley is Chairman
                               of the law firm of Ausley & McMullen and has
                               served as a director of TECO Energy, Inc., since
                               1992.  In March of 1993, Mr. Ausley was elected
                               to the Board of Sprint Corporation and he served
                               as a director of Centel Corporation from 1982 to
                               1993.
All Directors and Named Executive Officers
as a Group (9 persons)                                                          1,476,792(9)       50.96%

*    Serves as an Executive Officer of the Company.
**  Less than 1%.

(1) For the definition of beneficial ownership, see footnote 1 to the table in "Persons Entitled to Vote and Principal Shareholders."
Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person.

(2)  Godfrey Smith is the father of William G. Smith, Jr.

(3) Includes (i) 16,588 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 2,400 shares held in trust for his children under which Mr. Smith serves as co-trustee and shares voting and investment power; (iii) 498,314 shares directly owned by Godfrey Smith over which Mr. Smith has voting and investment power pursuant to a power of attorney granted by Godfrey Smith; (iv) 729 shares held in an Individual Retirement Account; (v) 685 shares held in Mr. Smith's wife's Individual Retirement Account to which he disclaims beneficial ownership; (vi) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (vii) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power; and (viii) 5,376 shares owned by Mr. Smith's wife, to which he disclaims beneficial ownership.

(4) Includes 52,000 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership.

(5) Includes (i) 34,343 shares held in trusts under which Mr. Barron serves as trustee; (ii) 153 shares for which Mr. Barron has Power of Attorney and may be deemed to be a beneficial owner; and (iii) 5,000 shares owned by Mr. Barron's wife, to which he disclaims beneficial ownership.

(6) Includes (i) 24,540 shares held by a limited partnership of which Mr. Humphress is a general partner and shares voting and investment power; (ii) 4,100 shares held in a 401k Plan; (iii) 947 shares owned jointly with his wife; (iv) 600 shares in accounts for his children for which Mr. Humphress is Custodian; and (v) 300 shares owned by Mr. Humphress's wife, to which he disclaims beneficial ownership.

(7) Includes (i) 31,020 shares for which Mr. Midyette has Power of Attorney and may be deemed to be a beneficial owner; and (ii) 23,117 shares owned by Mr. Midyette's wife, to which he disclaims beneficial ownership.

(8) Includes (i) 60,892 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 15,000 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power; (iv) 5,000 shares deposited in an Individual Retirement Account; and (v) 1,475 shares owned by Mr. Ausley's wife, to which he disclaims beneficial ownership.

(9) Excludes 498,314 shares beneficially owned by Godfrey Smith in order to avoid double counting. The same shares are beneficially owned by William G. Smith, Jr. pursuant to that certain power of attorney granted by Godfrey Smith and thus will only be counted once for purposes of calculating the shares of Common Stock owned by all directors and executive officers as a group.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors conducts its business through meetings of the Board and of its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1996, the Board met 12 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended December 31, 1996 and the total number of meetings held by committees on which he served during such fiscal year.

The Company's Board of Directors has a standing Audit Committee composed of Cader B. Cox, III, John K. Humphress, and Payne H. Midyette, Jr. The Board of Directors does not have a standing nominating committee. The full Board of Directors performs this function.

Compensation Committee Interlocks

The Compensation Committee consists of directors Cader B. Cox, III, John K. Humphress, and Payne H. Midyette, Jr. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the Company's President and Chief Executive Officer and to recommend changes. The Compensation Committee met three times in fiscal year 1996.

Director Compensation

In 1996, the Company paid directors fees of $400 per meeting attended, plus a $2,500 retainer fee. Directors who are officers of the Company are not paid directors fees or a retainer. On February 23, 1996, the Company adopted the 1996 Director Stock Purchase Plan, which, as of January 1, 1997, gives directors of the Company the ability to purchase shares of Common Stock at a ten percent (10%) discount from fair market value, as determined on January 1 of each year, in an amount not to exceed the aggregate of their annual retainer and monthly fees received in the previous calendar year from serving as directors.

Compensation Committee Report

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of the Company's President and Chief Executive Officer and administering certain compensation and benefit plans. The Compensation Committee also reviews from time to time the compensation of senior management in general and provides its comments on such compensation to the President and Chief Executive Officer. The primary objective of the Committee is to establish a level of total compensation which is competitive while assuring it is reflective of the Company's performance. Executive compensation should be designed to motivate executives to pursue the actions necessary to strengthen Company performance and enhance shareholder value. To achieve these objectives, the Company's executive compensation program ties a significant portion of officer compensation to the Company's success in meeting specified performance goals which the Committee believes enhance shareholder value.

The Compensation Committee used a peer group of similar banks as a benchmark for compensation in 1996. The banks for the peer group were chosen based on similarities with the Company relative to size and the types of markets they serve. The Committee believes this is an appropriate comparison for both performance and compensation purposes. This same peer group is used in the stock performance graph for comparison purposes.

A description of each of the major elements of the executive compensation program and its specific relationship to corporate performance and a summary of the decisions and actions taken by the Compensation Committee with regard to 1996 executive compensation are described below.

Base salary is determined principally by the responsibilities required by the position, the experience of the individual, and the competitive market. Executives are eligible for periodic increases in their base salary as a result of individual performance or significant changes in their responsibilities. However, it is the intention of the Company to keep salary increases low on a comparative basis and provide additional opportunity through incentives.

Mr. William G. Smith, Jr. was elected to serve as President and Chief Executive Officer of the Company as of January 1, 1995. His base salary was not raised in 1995 or 1996, although he assumed additional responsibilities. Instead, Mr. William G. Smith, Jr.'s opportunity under the profit participation plan was increased.

The profit participation plan enables executive officers to earn a cash incentive based on the Company's and/or Group Bank's profitability targets, established at the beginning of the year by the Board of Directors for the Company and for each of the Group Banks. The amount of cash bonus which may be earned by an executive increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of the established profit goals.
The goals are based upon earnings performance. The Committee believes improved earnings performance will translate into long-term increases in shareholder value.

Mr. William G. Smith, Jr.'s annual bonus under this plan was tied directly to the Company's actual profitability for 1996 compared to budget. It is the Committee's belief his performance and influence are best measured by the Company's profitability. In 1996, his incentive compensation represented 61% of his total cash compensation.

Pursuant to the Company's 1996 Associate Incentive Plan, certain executive officers of the Company and the Group Banks are eligible to earn shares of the Company's common stock. Actual grants are determined by the Board based on the achievement of short-and long-term performance goals. These goals are set for each individual participant by the Board with reference to several performance factors. The factors are generally based on financial performance including earnings, operating efficiency, asset quality and growth. The factors may be applied to the Company or a Group Bank depending on the position and level of responsibility of the individual participant.

Specific targets and weightings used for establishing short-and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board's desire to emphasize performance in certain areas. In addition to stock earned in 1996, the Company provided a cash bonus equal to 28% of the value of stock as a partial offset to the tax liability incurred by the participant.

Mr. William G. Smith, Jr. received a payout of 540 shares, with a fair market value of $42.00 per share, based upon the achievement of predetermined short-term performance goals for 1996. The opportunity at maximum performance was 675 shares. Mr. Smith also received a payout of 7,500 shares, with a fair market value of $42.00 per share, based upon the achievement of long-term goals and the recognition by the Board of Mr. Smith's service in prior years.

The Committee believes that the executive compensation program described in this Report serves the interests of the shareholders and the Company. Executive officer compensation is linked to individual and Company short-and long-term performance objectives. The Committee will continue to ensure that the compensation program, and each element therein, meets Capital City Bank Group's business objectives and philosophy.


Compensation Committee

/s/ Cader B. Cox, III
/s/ John K. Humphress
/s/ Payne H. Midyette, Jr.


EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers are elected annually by the Board of Directors of the Company at its meeting following the Annual Meeting of Shareholders to serve for a one (1) year term and until their successors are elected and qualified. Messrs. Ausley, Barron, Godfrey Smith and William G. Smith, Jr. serve as directors and executive officers of the Company. For additional information pertaining to the business experience and other positions held by these four individuals, see "PROPOSAL ONE--ELECTION OF DIRECTORS--Information Concerning Nominees."

Executive Officers          Information Concerning Executive Officers
DuBose Ausley               Mr. Ausley, Chairman of the Board, is 59
Thomas A. Barron            Mr. Barron, Treasurer, is 44
Randolph K. Briley(1)       Mr. Briley, Executive Vice President and
                            Relationship Banking Manager, Capital City Bank,
                            is 50
G. Matthew Brown(2)         Mr. Brown, Executive Vice President, is 45
J. Kimbrough Davis(3)       Mr. Davis, Executive Vice President and Chief
                            Financial Officer, is 43
Mitchell R. Englert(4)      Mr. Englert, Executive Vice President and Retail
                            Banking Manager, Capital City Bank, is 43
William N. Mitchell(5)      Mr. Mitchell, President, Capital City Services
                            Co., is 64
Godfrey Smith(6)            Mr. Smith, Vice Chairman, is 82
William G. Smith, Jr.(6)    Mr. Smith, President and Chief Executive Officer,
                            is 43

(1) Mr. Briley was elected Executive Vice President and Relationship Banking Manager of Capital City Bank in January 1995. He served as Executive Vice President of First National Bank from April 1990 to January 1995.

(2) Mr. Brown was elected Executive Vice President of Capital City Bank in January 1997. He served as President of First Federal Bank from January 1993 to January 1997.

(3)  Mr. Davis was elected Executive Vice President and Chief
Financial Officer of the Company in January 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997 and in January 1995 he was elected Chief Financial Officer of Capital City Bank.

(4)  Mr. Englert was elected Executive Vice President and Retail
Banking Manager of Capital City Bank in January 1995. He served as President of City National Bank from July 1989 to 1995.

(5) Mr. Mitchell was elected President of Capital City Services Co. in January 1995. He served as Executive Vice President of Capital City First National Bank from July 1977 to January of 1995.

(6)  Godfrey Smith is the father of William G. Smith, Jr.

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services in all capacities earned or paid to the CompanyOs President and Chief Executive Officer and the four other most highly compensated executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended December 31, 1996.

SUMMARY COMPENSATION TABLE

                                   Annual Compensation (1)             Long-Term Compensation
Name and                  Fiscal                         Other Annual         LTIP
Principal Position         Year    Salary    Bonus       Compensation       Payouts(1)
William G. Smith, Jr.      1996   $132,000  $230,580(2)   $94,550(3)        $315,000
President and Chief        1995    132,000   170,494(2)     2,938(3)               -
Executive Officer          1994    132,000   165,822(2)     4,553(3)          10,500

Thomas A. Barron           1996    150,000   206,856(2)   65,068(3)          210,000
Treasurer                  1995    148,000   153,461(2)    2,929(3)                -
                           1994    148,000   149,985(2)    6,040(3)           15,000

Godfrey Smith              1996    125,000    75,000          -                    -
Vice Chairman              1995    150,000    75,000          -                    -
                           1994    175,000    75,000          -                    -

William N.  Mitchell       1996     95,900    85,338(2)    2,222(3)                -
President                  1995     95,900    60,000          -                    -
Capital City Services Co.  1994     93,112    64,310          -                    -

J. Kimbrough Davis         1996     99,999    68,310(2)    5,015(3)                -
Executive Vice             1995     90,000    47,086(2)    1,312(3)                -
President/CFO              1994     80,500    46,079(2)    5,645(3)           16,500

(1) The dollar value of all payouts made pursuant to long-term performance awards granted under the Company's Associate Incentive Plan.
(2) Includes cash bonuses and the dollar value of short-term incentive stock awards.
(3) Consists of cash bonuses paid as a tax supplement to participants in the Company's Associate Incentive Plan.

The following Long-Term Incentive Awards table sets forth information concerning long-term performance share units awarded in 1996 to the Company's President or any of the four most highly compensated executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended December 31, 1996. Mr. Mitchell is the only such person to receive a Long-Term Incentive Award in 1996.

LONG-TERM INCENTIVE AWARDS
PERFORMANCE SHARE UNITS AWARDED IN 1996

Name and                      Number of Long-Term
Principal                     Performance Share Units       Performance
Position                      Awarded (1)                   Period
William N. Mitchell
President
Capital City Services Co.     472                           2 years

(1) The material terms of awards, including a general description of the formula to be applied in determining the amounts payable are described below. See "1996 Associate Incentive Plan."

1996 Associate Incentive Plan

The Company's 1996 Associate Incentive Plan (the "1996 Incentive Plan") was adopted by the shareholders of the Company on April 30, 1996. The 1996 Incentive Plan became effective on February 23, 1996, and awards may be made until December 31, 2005. Under the 1996 Incentive Plan, key associates of the Company who have been selected as participants are eligible to receive awards in various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share units and phantom stock, and awards consisting of combinations of such incentives. The 1996 Incentive Plan is administered by the Board of Directors. The Board has the authority, subject to the provisions of the 1996 Incentive Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the 1996 Incentive Plan as it may deem necessary or advisable for the administration of the 1996 Incentive Plan.

The Board is authorized to establish long-term Performance Share programs to be effective over designated Award Periods of not less than one (1) year nor more than five (5) years. At the beginning of each Award Period, the Board establishes in writing Performance Goals based upon financial or other objectives for the Company for such Award Period. Performance Goals may include financial or other measures of corporate performance and may be determined on an individual basis or by categories of Participants. The Board has the discretionary authority to adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company, one of the Group Banks or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Board determines the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Board may add new Participants to a Performance Share program after its commencement by making pro rata grants. At the completion of a Performance Share program, or at other times as specified by the Board, the Board will calculate the number of shares earned with respect to each ParticipantOs award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

1995 Associate Stock Purchase Plan

The Company's 1995 Associate Stock Purchase Plan (the "1995 Purchase Plan") was adopted by the shareholders of the Company on April 26, 1995. The 1995 Purchase Plan became effective on March 20, 1995. The purpose of the 1995 Purchase Plan is to provide associates of the Company and its Designated Subsidiaries (as defined in the 1995 Purchase Plan) who (i) have been employed by the Company for one (1) year or more and (ii) do not own five percent (5%) or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents), with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. The 1995 Purchase Plan qualifies as an "Employee Stock Purchase Plan" under Section 423 of the Code. Under the terms of the 1995 Purchase Plan, the shares of the Common Stock purchased by participants are purchased directly from the Company. The 1995 Purchase Plan provides that Common Stock may be purchased at a discount, not to exceed 15 percent, which is to be fixed by the Board of Directors from time to time.

As of March 3, 1997, 21,029 shares of the Common Stock had been purchased under the 1995 Purchase Plan. The Board of Directors has the right to amend or terminate the 1995 Purchase Plan at any time, provided that no such amendment or termination may adversely affect purchase rights previously granted, except that an offering period may be terminated by the Board of Directors on any exercise date if the Board of Directors determines that the termination of the 1995 Purchase Plan is in the best interests of the Company and its shareholders. Although members of the Board of Directors who are associates are eligible to participate in the 1995 Purchase Plan, no member of the Compensation Committee may participate in the 1995 Purchase Plan, and members of the Board of Directors who are eligible to participate in the 1995 Purchase Plan may not vote on any matter affecting the administration thereof or the grant of any option pursuant thereto.

Supplemental Plan

In September 1995, the Board of Directors of the Company approved a supplemental retirement plan (the "Supplemental Plan") for Mr. William
G. Smith, Jr. and Mr. Thomas A. Barron, effective as of January 1, 1996. The Supplemental Plan is designed to restore a portion of the benefits of Messrs. Smith and Barron which they would otherwise receive under the Retirement Plan (as hereinafter defined), but for limitations imposed pursuant to provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In general, participants under the Retirement Plan receive benefits determined pursuant to a formula which is based on average monthly compensation. Because of the above-referenced limitations, the relative benefits payable to Messrs. Smith and Barron, as a percentage of total compensation under the Retirement Plan, are significantly less than those of other Retirement Plan participants. The Supplemental Plan provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60 percent of average monthly compensation, which more closely aligns the benefits payable to Messrs. Smith and Barron with those of other Retirement Plan participants. The Supplemental Plan will not be a qualified plan under Section 401(a) of the Code. The Company has no obligation to fund the Supplemental Plan but will accrue for its anticipated obligations under the Supplemental Plan on an annual basis.

Retirement Plan

The Company maintains a noncontributory, defined benefit retirement plan (the "Retirement Plan") which covers all full-time associates (and certain part-time associates with 1,000 hours of service annually) of the Company and the Group Banks. The Retirement Plan, which contains a five (5) year vesting requirement, provides monthly payments upon retirement at age 65 based generally upon the average monthly compensation for the last five (5) consecutive years in which compensation was highest within the last ten (10) years of employment, with additional pre-retirement disability and death benefits. The Retirement Plan includes profit participation payments as part of the compensation covered therein. The 1996 compensation covered by the Retirement Plan for each of the Named Executive Officers was $354,729 for Mr. Barron, $155,900 for Mr. Mitchell, $145,728 for Mr. Davis, $200,000 for Mr. Godfrey Smith and $383,138 for Mr. William G. Smith, Jr. As of December 31, 1996, Messrs. Barron, Mitchell, Davis, and William G. Smith, Jr., had 22, 20, 15, and 18 years of credited service, respectively, under the Retirement Plan. At December 31, 1996, Mr. Godfrey Smith had 59 years of service. On July 1, 1983, Mr. Godfrey Smith, being beyond the age of 65, withdrew a portion of his vested benefits in a lump sum from the Retirement Plan. On January 1, 1992, Mr. Godfrey Smith began receiving a required minimum distribution of $5,061 per month.

Benefits are equal to the accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. The following table sets forth annual retirement benefits payable under the Retirement Plan to associates in the specified period-of-service and compensation classifications, assuming the participant was born in 1955 or later, all service is after 1988, and retirement is at the age of 65.

RETIREMENT PLAN TABLE

                                        Estimated Annual Pension for
Highest Consecutive              Representative Years of Service Credit(2)
Five-Year Average                 (Exclusive of Social Security Benefits)
Salary(1)                            10 Years    20 years    30 years

$ 30,000                             $  5,928    $ 11,856    $ 17,784
  40,000                                8,208      16,416      24,624
  50,000                               10,488      20,976      31,464
  60,000                               12,768      25,536      38,304
  70,000                               15,048      30,096      45,144
  80,000                               17,328      34,656      51,984
  90,000                               19,608      39,216      58,824
 100,000                               21,888      43,776      65,664
 125,000                               27,588      55,176      82,764
 150,000                               33,288      66,576      99,864
 160,000                               33,568      71,136     106,704

(1)  Maximum recognized for benefit purposes in 1997 is $160,000.
(2)  Maximum permitted in 1997 is $125,000.

Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

COMPARATIVE STOCK PERFORMANCE GRAPH

The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock over a five-year period with the cumulative shareholder return of (i) a broad equity market index and (ii) a published industry index or a peer group selected by management. The chart below compares total return of the Company's common stock over a five-year period with the Standard and Poor's 500 Index and an index based upon a group of banks selected by management. The peer group selected by management is comprised of the banks used for the 1996 executive compensation study to reinforce the link between Company performance and executive pay. The Independent Bank Index was dropped in 1995 and is not shown on this chart.

The performance graph assumes an initial investment of $100 on December 31, 1991. This investment grows each year based on the total shareholder returns of the Company's Common Stock, the Standard &
Poor's 500 Index and the market capitalization weighted returns of the selected peer group, in each case with dividends reinvested.

                                 12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
Capital City Bank Group, Inc.     $100.00     $102.88     $115.38     $137.26     $155.57     $203.63
Peer Group*                       $100.00     $178.72     $207.26     $212.42     $303.95     $404.44
S&P 500                           $100.00     $107.61     $118.48     $120.04     $165.16     $203.08

*1 The Peer Group includes Allied Bankshares, Inc., Bank of Granite Corp., Carolina First Corp., Century South Banks, Inc., First Bank America, Inc. (formerly BancTexas Group, Inc.), First United Bancshares, Inc., Horizon Bancorp, Inc., Jefferson Bancorp, Inc., L.S.B. Bancshares, Inc. of N.C., Leader Financial Corp., Liberty Bancorp, Inc., North Fork Bancorporation, Inc., Peoples Holding Company, Main Street Bank Group (formerly Piedmont Bank Group, Inc.), Seacost Banking Corp. of Florida, Simmons First National Corp., Sterline Bancorp New York, WesBanco, Inc.

2 Because not all of the data is available for prior years, First United Bancshares, Inc. entered in 1992, Peoples Holding Co. entered in 1993, Horizon Bancorp Inc. entered in 1994, and Leader Financial Corp. entered in 1994.

3  Because data after September 1996 is not available, Leader
Financial Corp.'s 1996 shareholders return is based on September 1996 data.

Transactions with Management and Related Parties

During 1996, the Group Banks had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, Chairman of the Board, is Chairman of Ausley &
McMullen, the Company's general counsel. During 1996, the Company and the Group Banks paid legal fees to the law firm totaling $346,813.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership in which several directors and officers have an interest. Lease payments during 1996 totaled approximately $65,000.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company's knowledge, which is based solely on a review of reports of changes in ownership of the Common Stock as received by the Company from each person who, at any time during 1996, was a director, executive officer or beneficial owner of more than 10% of the Common Stock, the Company believes that no such person has failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 1996 or prior fiscal years with one exception. Mr. John Kent Humphress failed (i) to report on a timely basis his indirect beneficial ownership of certain shares of Common Stock owned by him prior to becoming a director of the Company and (ii) to file a Form 4 or Form 5 on a timely basis to report two purchases of shares of Common Stock which occurred in January and February of 1995.

Legal Proceedings

There are no pending legal proceedings to which any director, officer, affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of the Common Stock, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of the Group Banks or has a material interest adverse to that of the Company or any of the Group Banks.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN (7) PERSONS NAMED HEREIN AS
DIRECTORS OF THE COMPANY.


PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1997. Arthur Andersen LLP has served as the Company's independent auditors since the 1994 fiscal year.

It is contemplated that the services to be provided to the Company and its subsidiaries by Arthur Andersen LLP with respect to fiscal year 1997 include the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, preparation of the Company's tax returns and other various consultation services.

Representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 will require the affirmative vote of at least a plurality of the shares of Common Stock represented in person or by proxy and voted at the Meeting.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31,
1997.


SHAREHOLDERS' PROPOSALS

Shareholders who intend to submit proposals to the Company's shareholders at the 1998 Annual Meeting of Shareholders must submit such proposals to the Company no later than December 3, 1997, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to J. Kimbrough Davis, Capital City Bank Group, Inc., Post Office Box 11248, Tallahassee, Florida 32302.

MISCELLANEOUS

The Company has filed an annual report for the fiscal year ended December 31, 1996, on Form 10-K with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.

The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Shareholders. Execution of Proposal Three of the proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on other business, if any, that may properly come before this meeting or any adjournments thereof.


For the Board of Directors,

/s/ J. KIMBROUGH DAVIS
Corporate Secretary

Tallahassee, Florida
April 4, 1997